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                                  EXHIBIT 21.1 SUBSIDIARIES OF COREL CORPORATION

ENTITY                                       JURISDICTION OF INCORPORATION
------                                       -----------------------------
Corel do Brasil Ltda.                        Brazil

Softquad Limited                             United Kingdom

Corel California Inc.                        California

Corel International Corp.                    Barbados

Corel Japan Ltd.                             Japan

Corel SARL                                   France

Corel UK Limited                             United Kingdom

Corel Holdings US, LLC                       Delaware

Corel GmbH                                   Germany

Corel Corporation Limited                    Ireland

Corel PTY Ltd.                               Australia

Cayman Limited Holdco                        Cayman Islands

WinZip Computing S.L.                        Spain

Ross-Dale Training SGPS, Lda.                Madeira

WinZip International LLC                     Delaware

WinZip Computing LP                          Spain

WinZip Spain S.L.                            Spain

WinZip Computing LLC                         Delaware

Corel Holdings Corporation                   New Brunswick

Corel Inc.                                   Delaware

Micrografx (Europe) AG                       Switzerland

Micrografx Italia S.r.L.                     Italy

Micrografx Technology N.V.                   Netherlands Antilles

Micrografx B.V.                              Netherlands